Exhibit 99.01

Valero Energy Reports 2018 Fourth Quarter and Full Year Results

•	Reported net income attributable to Valero stockholders of $952 million, or $2.24 per share, for the fourth quarter and $3.1 billion, or $7.29 per share, for the year.

•	Reported adjusted net income attributable to Valero stockholders of $900 million, or $2.12 per share, for the fourth quarter and $3.2 billion, or $7.37 per share, for the year.

•	Returned $965 million in cash to stockholders through dividends and stock buybacks in the fourth quarter and $3.1 billion in the year.

•	Increased quarterly common stock dividend by 12.5 percent to $0.90 per share on January 24.

SAN ANTONIO, January 31, 2019 – Valero Energy Corporation (NYSE: VLO, “Valero”) today reported net income attributable to Valero stockholders of $952 million, or $2.24 per share, for the fourth quarter of 2018 compared to $2.4 billion, or $5.42 per share, for the fourth quarter of 2017. Excluding adjustments shown in the accompanying earnings release tables of $52 million, or $0.12 per share, for the fourth quarter of 2018 and $1.9 billion, or $4.26 per share, for the fourth quarter of 2017, adjusted net income attributable to Valero stockholders was $900 million, or $2.12 per share, for the fourth quarter of 2018 and $509 million, or $1.16 per share, for the fourth quarter of 2017. The adjustment for the fourth quarter of 2017 is associated with an income tax benefit that resulted from the Tax Cuts and Jobs Act of 2017.

For the year ended December 31, 2018, net income attributable to Valero stockholders was $3.1 billion, or $7.29 per share, compared to $4.1 billion, or $9.16 per share, for 2017. Excluding adjustments shown in the accompanying earnings release tables of $35 million, or $0.08 per share, for 2018 and $1.9 billion, or $4.20 per share, for 2017, adjusted net income attributable to Valero stockholders was $3.2 billion, or $7.37 per share, for 2018 compared to $2.2 billion, or $4.96 per share, for 2017.

“We delivered another year of solid financial results,” said Joe Gorder, Valero Chairman, President and Chief Executive Officer. “We also set new operating records and matched 2017’s process safety performance record.”

Refining
The refining segment reported $1.5 billion of operating income for the fourth quarter of 2018 compared to $971 million for the fourth quarter of 2017. The $510 million increase was primarily driven by wider discounts for North American sweet crude oils and certain sour crude oils relative to Brent crude oil, partly offset by weaker gasoline margins.

“The logistics investments we made over the last several years are contributing significantly to earnings,” said Gorder. “The completion of the Sunrise Pipeline expansion and our prior investments, including Line 9B and Diamond Pipeline, provided us with greater access to discounted North American crudes in the fourth quarter of 2018. And as evident in our results, the flexibility of our refining system enabled us to capture additional margin from processing these cost-advantaged grades.”

Refinery throughput capacity utilization was 96 percent, with throughput volumes averaging 3.0 million barrels per day in the fourth quarter of 2018, which was in line with the fourth quarter of 2017. The company exported a total of 404,000 barrels per day of gasoline and distillate during the fourth quarter of 2018.

Biofuel blending costs were $105 million in the fourth quarter of 2018, which were $206 million lower than in the fourth quarter of 2017, and $536 million for the full year of 2018, which were $406 million lower than in 2017. The lower cost was mainly due to lower Renewable Identification Number (RIN) prices.

“We’re starting 2019 with relatively low oil prices and an economy that is growing, which should support demand for refined products,” Gorder said.

Ethanol
The ethanol segment reported a $27 million operating loss for the fourth quarter of 2018 compared to $37 million of operating income for the fourth quarter of 2017. The decrease in operating income was attributed primarily to margin pressure resulting from lower ethanol prices. Ethanol production volumes averaged 4.3 million gallons per day in the fourth quarter of 2018, an increase of 211,000 gallons per day versus the fourth quarter of 2017, which was largely due to added production from the three ethanol plants acquired in November 2018.

VLP
The VLP segment reported $88 million of operating income for the fourth quarter of 2018 compared to $80 million for the fourth quarter of 2017. The increase in operating income was due mostly to contributions from the Port Arthur terminal assets and Parkway Pipeline, which were acquired in November 2017. On January 10, 2019, the merger between Valero Energy Partners LP (VLP) and a wholly owned subsidiary of Valero was completed. VLP became a wholly owned subsidiary of Valero and was delisted from the NYSE.

Corporate and Other
General and administrative expenses were $230 million in the fourth quarter of 2018 compared to $237 million in the fourth quarter of 2017. For 2018, general and administrative expenses of $925 million were $96 million higher than in 2017 mainly due to adjustments to our environmental liabilities. Income tax expense for the fourth quarter was $205 million, which includes certain income tax benefits as reflected in the accompanying earnings release tables. Excluding these benefits, our effective tax rate was 21 percent for the fourth quarter of 2018.

Investing and Financing Activities
Capital investments totaled $771 million in the fourth quarter of 2018, of which $254 million was for turnarounds and catalyst. For 2018, capital investments totaled $2.7 billion, in line with guidance.

Valero returned $965 million to stockholders in the fourth quarter of 2018, of which $627 million was for the purchase of 7.7 million shares of its common stock and the balance was paid as dividends. In 2018, Valero returned $3.1 billion to stockholders, or 54 percent of adjusted net cash provided by operating activities, consisting of $1.7 billion in stock buybacks and $1.4 billion in dividends. Net cash provided by operating activities in 2018 was $4.4 billion. Included in this amount is a $1.3 billion unfavorable impact from a decrease in working capital. Excluding the change in working capital, net cash generated by operating activities was $5.7 billion.

The company is targeting a total payout ratio between 40 and 50 percent of adjusted net cash provided by operating activities for 2019. Valero defines total payout ratio as the sum of dividends and stock buybacks divided by net cash provided by operating activities adjusted for changes in working capital.

On January 24, the company announced a 12.5 percent increase in its quarterly common stock dividend from $0.80 per share to $0.90 per share, payable on March 5, 2019, to holders of record on February 13, 2019.

Liquidity and Financial Position
Valero ended the fourth quarter of 2018 with $9.1 billion of total debt and $3.0 billion of cash and cash equivalents. The debt to capital ratio, net of $2.0 billion in cash, was 24 percent.

Strategic Update
The Sunrise Pipeline expansion started up in November and is performing as expected, providing Valero’s Mid-Continent refineries with access to 100,000 barrels per day of Permian Basin crude oil. Also in November, the Boards of Directors of Valero and Darling Ingredients Inc. approved an expansion of the Diamond Green Diesel plant to 675 million gallons per year of renewable diesel production capacity and the construction of a renewable naphtha finishing facility. Other projects in execution remain on track, including the Houston alkylation unit and central Texas pipelines and terminals, which are scheduled for completion in 2019.

Valero expects to invest approximately $2.5 billion of capital in both 2019 and 2020, of which approximately 60 percent is for sustaining the business and approximately 40 percent is for growth projects.

Conference Call
Valero’s senior management will hold a conference call at 10 a.m. ET today to discuss this earnings release and to provide an update on operations and strategy.

About Valero
Valero Energy Corporation, through its subsidiaries (collectively, “Valero”), is an international manufacturer and marketer of transportation fuels and petrochemical products. Valero is a Fortune 50 company based in San Antonio, Texas, and it operates 15 petroleum refineries with a combined throughput capacity of approximately 3.1 million barrels per day and 14 ethanol plants with a combined production capacity of 1.73 billion gallons per year. The petroleum refineries are located in the United States, Canada and the United Kingdom, and the ethanol plants are located in the Mid-Continent region of the U.S. Valero also is a joint venture partner in Diamond Green Diesel, which operates a renewable diesel plant in Norco, Louisiana. Diamond Green Diesel is North America’s largest biomass-based diesel plant. Valero sells its products in the wholesale rack or bulk markets in the U.S., Canada, the U.K., Ireland and Latin America. Approximately 7,400 outlets carry Valero’s brand names. Please visit www.valero.com for more information.

Valero Contacts
Investors:
Homer Bhullar, Vice President – Investor Relations, 210-345-1982
Karen Ngo, Senior Manager – Investor Relations, 210-345-4574
Tom Mahrer, Manager – Investor Relations, 210-345-1953

Media:
Lillian Riojas, Executive Director – Media Relations and Communications, 210-345-5002

Safe-Harbor Statement
Statements contained in this release that state the company’s or management’s expectations or predictions of the future are forward-looking statements intended to be covered by the safe harbor provisions of the Securities Act of 1933 and the Securities Exchange Act of 1934. The words “believe,” “expect,” “should,” “estimates,” “intend,” “target,” “will,” “plans,” and other similar expressions identify forward-looking statements. It is important to note that actual results could differ materially from those projected in such forward-looking statements based on numerous factors, including those outside of the company’s control, such as delays in construction timing and other factors. For more information concerning factors that could cause actual results to differ from those expressed or forecasted, see Valero’s annual reports on Form 10-K, quarterly reports on Form 10-Q, and our other reports filed with the Securities and Exchange Commission and on Valero’s website at www.valero.com.

Use of Non-GAAP Financial Information
This earnings release and the accompanying earnings release tables include references to financial measures that are not defined under U.S. generally accepted accounting principles (GAAP). These non-GAAP measures include adjusted net income attributable to Valero stockholders, adjusted earnings per common share – assuming dilution, adjusted refining operating income, refining margin, ethanol margin, adjusted VLP operating income, and adjusted net cash provided by operating activities. We have included these non-GAAP financial measures to help facilitate the comparison of operating results between periods. See the accompanying earnings release tables for a reconciliation of non-GAAP measures to their most directly comparable U.S. GAAP measures. In note (g) to the earnings release tables, we disclose the reasons why we believe our use of these non-GAAP financial measures provides useful information.

VALERO ENERGY CORPORATION
EARNINGS RELEASE TABLES
FINANCIAL HIGHLIGHTS
(millions of dollars, except per share amounts)
(unaudited)

	Three Months Ended December 31,		Year Ended December 31,
	2018	2017	2018	2017
Statement of income data
Revenues	$28,730	$26,392	$117,033	$93,980
Cost of sales:
Cost of materials and other (a)	25,415	23,671	104,732	83,037
Operating expenses (excluding depreciation and amortization expense reflected below)	1,251	1,134	4,690	4,504
Depreciation and amortization expense	518	477	2,017	1,934
Total cost of sales	27,184	25,282	111,439	89,475
Other operating expenses	4	17	45	61
General and administrative expenses (excluding depreciation and amortization expense reflected below) (b)	230	237	925	829
Depreciation and amortization expense	13	13	52	52
Operating income	1,299	843	4,572	3,563
Other income, net (c)	42	36	130	112
Interest and debt expense, net of capitalized interest	(114)	(114)	(470)	(468)
Income before income tax expense	1,227	765	4,232	3,207
Income tax expense (benefit) (d) (e) (f)	205	(1,635)	879	(949)
Net income	1,022	2,400	3,353	4,156
Less: Net income attributable to noncontrolling interests (a)	70	29	231	91
Net income attributable to Valero Energy Corporation stockholders	$952	$2,371	$3,122	$4,065

Earnings per common share	$2.26	$5.43	$7.30	$9.17
Weighted-average common shares outstanding (in millions)	421	435	426	442

Earnings per common share – assuming dilution	$2.24	$5.42	$7.29	$9.16
Weighted-average common shares outstanding – assuming dilution (in millions)	422	437	428	444

See Notes to Earnings Release Tables beginning on Table Page 15.

Table Page 1

VALERO ENERGY CORPORATION
EARNINGS RELEASE TABLES
FINANCIAL HIGHLIGHTS BY SEGMENT
(millions of dollars)
(unaudited)

	Refining	Ethanol	VLP	Corporate and Eliminations	Total
Three months ended December 31, 2018
Revenues:
Revenues from external customers	$27,926	$803	$—	$1	$28,730
Intersegment revenues	4	54	139	(197)	—
Total revenues	27,930	857	139	(196)	28,730
Cost of sales:
Cost of materials and other	24,881	729	—	(195)	25,415
Operating expenses (excluding depreciation and amortization expense reflected below)	1,086	134	32	(1)	1,251
Depreciation and amortization expense	478	21	19	—	518
Total cost of sales	26,445	884	51	(196)	27,184
Other operating expenses	4	—	—	—	4
General and administrative expenses (excluding depreciation and amortization expense reflected below)	—	—	—	230	230
Depreciation and amortization expense	—	—	—	13	13
Operating income (loss) by segment	$1,481	$(27)	$88	$(243)	$1,299

Three months ended December 31, 2017
Revenues:
Revenues from external customers	$25,621	$766	$—	$5	$26,392
Intersegment revenues	5	40	126	(171)	—
Total revenues	25,626	806	126	(166)	26,392
Cost of sales:
Cost of materials and other	23,203	638	—	(170)	23,671
Operating expenses (excluding depreciation and amortization expense reflected below)	993	113	29	(1)	1,134
Depreciation and amortization expense	442	18	17	—	477
Total cost of sales	24,638	769	46	(171)	25,282
Other operating expenses	17	—	—	—	17
General and administrative expenses (excluding depreciation and amortization expense reflected below)	—	—	—	237	237
Depreciation and amortization expense	—	—	—	13	13
Operating income by segment	$971	$37	$80	$(245)	$843

See Operating Highlights by Segment beginning on Table Page 8.
See Notes to Earnings Release Tables beginning on Table Page 15.

Table Page 2

VALERO ENERGY CORPORATION
EARNINGS RELEASE TABLES
FINANCIAL HIGHLIGHTS BY SEGMENT
(millions of dollars)
(unaudited)

	Refining	Ethanol	VLP	Corporate and Eliminations	Total
Year ended December 31, 2018
Revenues:
Revenues from external customers	$113,601	$3,428	$—	$4	$117,033
Intersegment revenues	14	210	546	(770)	—
Total revenues	113,615	3,638	546	(766)	117,033
Cost of sales:
Cost of materials and other (a)	102,489	3,008	—	(765)	104,732
Operating expenses (excluding depreciation and amortization expense reflected below)	4,099	470	125	(4)	4,690
Depreciation and amortization expense	1,863	78	76	—	2,017
Total cost of sales	108,451	3,556	201	(769)	111,439
Other operating expenses	45	—	—	—	45
General and administrative expenses (excluding depreciation and amortization expense reflected below) (b)	—	—	—	925	925
Depreciation and amortization expense	—	—	—	52	52
Operating income by segment	$5,119	$82	$345	$(974)	$4,572

Year ended December 31, 2017
Revenues:
Revenues from external customers	$90,651	$3,324	$—	$5	$93,980
Intersegment revenues	6	176	452	(634)	—
Total revenues	90,657	3,500	452	(629)	93,980
Cost of sales:
Cost of materials and other	80,865	2,804	—	(632)	83,037
Operating expenses (excluding depreciation and amortization expense reflected below)	3,959	443	104	(2)	4,504
Depreciation and amortization expense	1,800	81	53	—	1,934
Total cost of sales	86,624	3,328	157	(634)	89,475
Other operating expenses	58	—	3	—	61
General and administrative expenses (excluding depreciation and amortization expense reflected below)	—	—	—	829	829
Depreciation and amortization expense	—	—	—	52	52
Operating income by segment	$3,975	$172	$292	$(876)	$3,563

See Operating Highlights by Segment beginning on Table Page 8.
See Notes to Earnings Release Tables beginning on Table Page 15.

Table Page 3

VALERO ENERGY CORPORATION
EARNINGS RELEASE TABLES
RECONCILIATION OF NON-GAAP MEASURES TO MOST COMPARABLE AMOUNTS
REPORTED UNDER U.S. GAAP (g)
(millions of dollars, except per share amounts)
(unaudited)

	Three Months Ended December 31,		Year Ended December 31,
	2018	2017	2018	2017
Reconciliation of net income attributable to Valero Energy Corporation stockholders to adjusted net income attributable to Valero Energy Corporation stockholders
Net income attributable to Valero Energy Corporation stockholders	$952	$2,371	$3,122	$4,065
Exclude adjustments:
Blender’s tax credit attributable to Valero Energy Corporation stockholders (a)	—	—	90	—
Income tax expense related to blender’s tax credit	—	—	(11)	—
Blender’s tax credit attributable to Valero Energy Corporation stockholders, net of taxes	—	—	79	—
Texas City Refinery fire expenses	(3)	—	(17)	—
Income tax benefit related to Texas City Refinery fire expenses	1	—	4	—
Texas City Refinery fire expenses, net of taxes	(2)	—	(13)	—
Environmental reserve adjustments (b)	—	—	(108)	—
Income tax benefit related to environmental reserve adjustments	—	—	24	—
Environmental reserve adjustments, net of taxes	—	—	(84)	—
Loss on early redemption of debt (c)	—	—	(38)	—
Income tax benefit related to loss on early redemption of debt	—	—	9	—
Loss on early redemption of debt, net of taxes	—	—	(29)	—
Income tax benefit from Tax Reform (d)	12	1,862	12	1,862
Foreign tax credit (e)	42	—	—	—
Total adjustments	52	1,862	(35)	1,862
Adjusted net income attributable to Valero Energy Corporation stockholders	$900	$509	$3,157	$2,203

Reconciliation of earnings per common share – assuming dilution to adjusted earnings per common share – assuming dilution
Earnings per common share – assuming dilution	$2.24	$5.42	$7.29	$9.16
Exclude adjustments:
Blender’s tax credit attributable to Valero Energy Corporation stockholders (a)	—	—	0.18	—
Texas City Refinery fire expenses	(0.01)	—	(0.02)	—
Environmental reserve adjustments (b)	—	—	(0.20)	—
Loss on early redemption of debt (c)	—	—	(0.07)	—
Income tax benefit from Tax Reform (d)	0.03	4.26	0.03	4.20
Foreign tax credit (e)	0.10	—	—	—
Total adjustments	0.12	4.26	(0.08)	4.20
Adjusted earnings per common share – assuming dilution	$2.12	$1.16	$7.37	$4.96

See Notes to Earnings Release Tables beginning on Table Page 15.

Table Page 4

VALERO ENERGY CORPORATION
EARNINGS RELEASE TABLES
RECONCILIATION OF NON-GAAP MEASURES TO MOST COMPARABLE AMOUNTS
REPORTED UNDER U.S. GAAP (g)
(millions of dollars)
(unaudited)

	Three Months Ended December 31,		Year Ended December 31,
	2018	2017	2018	2017
Reconciliation of operating income by segment to segment margin, and reconciliation of operating income by segment to adjusted operating income by segment
Refining segment
Refining operating income	$1,481	$971	$5,119	$3,975
Exclude:
Blender’s tax credit (a)	—	—	170	—
Operating expenses (excluding depreciation and amortization expense reflected below)	(1,086)	(993)	(4,099)	(3,959)
Depreciation and amortization expense	(478)	(442)	(1,863)	(1,800)
Other operating expenses	(4)	(17)	(45)	(58)
Refining margin	$3,049	$2,423	$10,956	$9,792

Refining operating income	$1,481	$971	$5,119	$3,975
Exclude:
Blender’s tax credit (a)	—	—	170	—
Other operating expenses	(4)	(17)	(45)	(58)
Adjusted refining operating income	$1,485	$988	$4,994	$4,033

Ethanol segment
Ethanol operating income (loss)	$(27)	$37	$82	$172
Exclude:
Operating expenses (excluding depreciation and amortization expense reflected below)	(134)	(113)	(470)	(443)
Depreciation and amortization expense	(21)	(18)	(78)	(81)
Ethanol margin	$128	$168	$630	$696

VLP segment
VLP operating income	$88	$80	$345	$292
Exclude: Other operating expenses	—	—	—	(3)
Adjusted VLP operating income	$88	$80	$345	$295

See Notes to Earnings Release Tables beginning on Table Page 15.

Table Page 5

VALERO ENERGY CORPORATION
EARNINGS RELEASE TABLES
RECONCILIATION OF NON-GAAP MEASURES TO MOST COMPARABLE AMOUNTS
REPORTED UNDER U.S. GAAP (g)
(millions of dollars)
(unaudited)

	Three Months Ended December 31,		Year Ended December 31,
	2018	2017	2018	2017
Reconciliation of refining segment operating income to refining margin (by region), and reconciliation of refining segment operating income to adjusted refining segment operating income (by region) (h)
U.S. Gulf Coast region
Refining operating income	$532	$577	$2,388	$2,022
Exclude:
Blender’s tax credit (a)	—	—	167	—
Operating expenses (excluding depreciation and amortization expense reflected below)	(613)	(566)	(2,300)	(2,281)
Depreciation and amortization expense	(286)	(270)	(1,125)	(1,109)
Other operating expenses	(3)	(16)	(42)	(57)
Refining margin	$1,434	$1,429	$5,688	$5,469

Refining operating income	$532	$577	$2,388	$2,022
Exclude:
Blender’s tax credit (a)	—	—	167	—
Other operating expenses	(3)	(16)	(42)	(57)
Adjusted refining operating income	$535	$593	$2,263	$2,079

U.S. Mid-Continent region
Refining operating income	$396	$233	$1,404	$874
Exclude:
Blender’s tax credit (a)	—	—	2	—
Operating expenses (excluding depreciation and amortization expense reflected below)	(156)	(132)	(603)	(574)
Depreciation and amortization expense	(75)	(65)	(276)	(261)
Refining margin	$627	$430	$2,281	$1,709

Refining operating income	$396	$233	$1,404	$874
Exclude: blender’s tax credit (a)	—	—	2	—
Adjusted refining operating income	$396	$233	$1,402	$874

See Notes to Earnings Release Tables beginning on Table Page 15.

Table Page 6

VALERO ENERGY CORPORATION
EARNINGS RELEASE TABLES
RECONCILIATION OF NON-GAAP MEASURES TO MOST COMPARABLE AMOUNTS
REPORTED UNDER U.S. GAAP (g)
(millions of dollars)
(unaudited)

	Three Months Ended December 31,		Year Ended December 31,
	2018	2017	2018	2017
Reconciliation of refining segment operating income to
refining margin (by region), and reconciliation of
refining segment operating income to adjusted refining
segment operating income (by region) (h) (continued)

North Atlantic region
Refining operating income	$516	$199	$1,136	$984
Exclude:
Operating expenses (excluding depreciation and amortization expense reflected below)	(163)	(151)	(595)	(530)
Depreciation and amortization expense	(53)	(52)	(220)	(202)
Refining margin	$732	$402	$1,951	$1,716

U.S. West Coast region
Refining operating income (loss)	$37	$(38)	$191	$95
Exclude:
Blender’s tax credit (a)	—	—	1	—
Operating expenses (excluding depreciation and amortization expense reflected below)	(154)	(144)	(601)	(574)
Depreciation and amortization expense	(64)	(55)	(242)	(228)
Other operating expenses	(1)	(1)	(3)	(1)
Refining margin	$256	$162	$1,036	$898

Refining operating income (loss)	$37	$(38)	$191	$95
Exclude:
Blender’s tax credit (a)	—	—	1	—
Other operating expenses	(1)	(1)	(3)	(1)
Adjusted refining operating income (loss)	$38	$(37)	$193	$96

See Notes to Earnings Release Tables beginning on Table Page 15.

Table Page 7

VALERO ENERGY CORPORATION
EARNINGS RELEASE TABLES
REFINING SEGMENT OPERATING HIGHLIGHTS
(millions of dollars, except per barrel amounts)
(unaudited)

	Three Months Ended December 31,		Year Ended December 31,
	2018	2017	2018	2017
Throughput volumes (thousand barrels per day)
Feedstocks:
Heavy sour crude oil	445	463	469	469
Medium/light sour crude oil	408	448	418	458
Sweet crude oil	1,464	1,394	1,410	1,323
Residuals	229	197	232	219
Other feedstocks	124	152	127	148
Total feedstocks	2,670	2,654	2,656	2,617
Blendstocks and other	343	355	330	323
Total throughput volumes	3,013	3,009	2,986	2,940

Yields (thousand barrels per day)
Gasolines and blendstocks	1,484	1,473	1,443	1,423
Distillates	1,126	1,142	1,133	1,127
Other products (i)	442	434	449	428
Total yields	3,052	3,049	3,025	2,978

Operating statistics (g) (j)
Refining margin (from Table Page 5)	$3,049	$2,423	$10,956	$9,792
Adjusted refining operating income (from Table Page 5)	$1,485	$988	$4,994	$4,033
Throughput volumes (thousand barrels per day)	3,013	3,009	2,986	2,940

Refining margin per barrel of throughput	$11.00	$8.75	$10.05	$9.12
Less:
Operating expenses (excluding depreciation and amortization expense reflected below) per barrel of throughput	3.92	3.58	3.76	3.69
Depreciation and amortization expense per barrel of throughput	1.72	1.60	1.71	1.67
Adjusted refining operating income per barrel of throughput	$5.36	$3.57	$4.58	$3.76

See Notes to Earnings Release Tables beginning on Table Page 15.

Table Page 8

VALERO ENERGY CORPORATION
EARNINGS RELEASE TABLES
ETHANOL SEGMENT OPERATING HIGHLIGHTS
(millions of dollars, except per gallon amounts)
(unaudited)

	Three Months Ended December 31,		Year Ended December 31,
	2018	2017	2018	2017
Operating statistics (g) (j)
Ethanol margin (from Table Page 5)	$128	$168	$630	$696
Ethanol operating income (loss) (from Table Page 5)	$(27)	$37	$82	$172
Production volumes (thousand gallons per day)	4,251	4,040	4,109	3,972

Ethanol margin per gallon of production	$0.33	$0.46	$0.42	$0.48
Less:
Operating expenses (excluding depreciation and amortization expense reflected below) per gallon of production	0.34	0.31	0.31	0.31
Depreciation and amortization expense per gallon of production	0.06	0.05	0.06	0.05
Ethanol operating income (loss) per gallon of production	$(0.07)	$0.10	$0.05	$0.12

See Notes to Earnings Release Tables beginning on Table Page 15.

Table Page 9

VALERO ENERGY CORPORATION
EARNINGS RELEASE TABLES
VLP SEGMENT OPERATING HIGHLIGHTS
(millions of dollars, except per barrel amounts)
(unaudited)

	Three Months Ended December 31,		Year Ended December 31,
	2018	2017	2018	2017
Operating statistics (j)
Pipeline transportation revenue	$31	$30	$124	$101
Terminaling revenue	106	95	415	348
Storage and other revenue	2	1	7	3
Total VLP revenues	$139	$126	$546	$452

Pipeline transportation throughput (thousand barrels per day)	1,129	1,032	1,092	964
Pipeline transportation revenue per barrel of throughput	$0.30	$0.31	$0.31	$0.29

Terminaling throughput (thousand barrels per day)	3,646	3,273	3,594	2,889
Terminaling revenue per barrel of throughput	$0.32	$0.32	$0.32	$0.33

See Notes to Earnings Release Tables beginning on Table Page 15.

Table Page 10

VALERO ENERGY CORPORATION
EARNINGS RELEASE TABLES
REFINING SEGMENT OPERATING HIGHLIGHTS BY REGION
(millions of dollars, except per barrel amounts)
(unaudited)

	Three Months Ended December 31,		Year Ended December 31,
	2018	2017	2018	2017
Operating statistics by region (h)
U.S. Gulf Coast region (g) (j)
Refining margin (from Table Page 6)	$1,434	$1,429	$5,688	$5,469
Adjusted refining operating income (from Table Page 6)	$535	$593	$2,263	$2,079
Throughput volumes (thousand barrels per day)	1,797	1,800	1,772	1,735

Refining margin per barrel of throughput	$8.67	$8.63	$8.79	$8.63
Less:
Operating expenses (excluding depreciation and amortization expense reflected below) per barrel of throughput	3.71	3.42	3.56	3.60
Depreciation and amortization expense per barrel of throughput	1.73	1.63	1.73	1.75
Adjusted refining operating income per barrel of throughput	$3.23	$3.58	$3.50	$3.28

U.S. Mid-Continent region (g) (j)
Refining margin (from Table Page 6)	$627	$430	$2,281	$1,709
Adjusted refining operating income (from Table Page 6)	$396	$233	$1,402	$874
Throughput volumes (thousand barrels per day)	450	437	466	457

Refining margin per barrel of throughput	$15.13	$10.72	$13.42	$10.25
Less:
Operating expenses (excluding depreciation and amortization expense reflected below) per barrel of throughput	3.77	3.29	3.55	3.44
Depreciation and amortization expense per barrel of throughput	1.80	1.65	1.62	1.57
Adjusted refining operating income per barrel of throughput	$9.56	$5.78	$8.25	$5.24

See Notes to Earnings Release Tables beginning on Table Page 15.

Table Page 11

VALERO ENERGY CORPORATION
EARNINGS RELEASE TABLES
REFINING SEGMENT OPERATING HIGHLIGHTS BY REGION
(millions of dollars, except per barrel amounts)
(unaudited)

	Three Months Ended December 31,		Year Ended December 31,
	2018	2017	2018	2017
Operating statistics by region (h) (continued)
North Atlantic region (g) (j)
Refining margin (from Table Page 7)	$732	$402	$1,951	$1,716
Refining operating income (from Table Page 7)	$516	$199	$1,136	$984
Throughput volumes (thousand barrels per day)	500	494	466	491

Refining margin per barrel of throughput	$15.91	$8.84	$11.46	$9.58
Less:
Operating expenses (excluding depreciation and amortization expense reflected below) per barrel of throughput	3.53	3.32	3.49	2.95
Depreciation and amortization expense per barrel of throughput	1.15	1.13	1.29	1.13
Refining operating income per barrel of throughput	$11.23	$4.39	$6.68	$5.50

U.S. West Coast region (g) (j)
Refining margin (from Table Page 7)	$256	$162	$1,036	$898
Adjusted refining operating income (loss) (from Table Page 7)	$38	$(37)	$193	$96
Throughput volumes (thousand barrels per day)	266	278	282	257

Refining margin per barrel of throughput	$10.47	$6.27	$10.06	$9.56
Less:
Operating expenses (excluding depreciation and amortization expense reflected below) per barrel of throughput	6.30	5.59	5.84	6.12
Depreciation and amortization expense per barrel of throughput	2.60	2.15	2.34	2.43
Adjusted refining operating income (loss) per barrel of throughput	$1.57	$(1.47)	$1.88	$1.01

See Notes to Earnings Release Tables beginning on Table Page 15.

Table Page 12

VALERO ENERGY CORPORATION
EARNINGS RELEASE TABLES
AVERAGE MARKET REFERENCE PRICES AND DIFFERENTIALS
(unaudited)

	Three Months Ended December 31,		Year Ended December 31,
	2018	2017	2018	2017
Feedstocks (dollars per barrel)
Brent crude oil	$68.46	$61.51	$71.62	$54.82
Brent less West Texas Intermediate (WTI) crude oil	9.38	6.16	6.71	3.92
Brent less Alaska North Slope (ANS) crude oil	(0.18)	(0.02)	0.31	0.26
Brent less Louisiana Light Sweet (LLS) crude oil	1.94	0.46	1.72	0.69
Brent less Argus Sour Crude Index (ASCI) crude oil	5.15	3.88	5.20	4.18
Brent less Maya crude oil	4.76	8.32	9.22	7.74
LLS crude oil	66.52	61.05	69.90	54.13
LLS less ASCI crude oil	3.21	3.42	3.48	3.49
LLS less Maya crude oil	2.82	7.86	7.50	7.05
WTI crude oil	59.08	55.35	64.91	50.90

Natural gas (dollars per million British Thermal Units)	3.86	2.90	3.23	2.98

Products (dollars per barrel, unless otherwise noted)
U.S. Gulf Coast:
Conventional Blendstock of Oxygenate Blending (CBOB) gasoline less Brent	(2.60)	8.49	4.81	10.50
Ultra-low-sulfur diesel less Brent	14.91	15.03	14.02	13.26
Propylene less Brent	(3.55)	2.40	(2.86)	0.48
CBOB gasoline less LLS	(0.66)	8.95	6.53	11.19
Ultra-low-sulfur diesel less LLS	16.85	15.49	15.74	13.95
Propylene less LLS	(1.61)	2.86	(1.14)	1.17
U.S. Mid-Continent:
CBOB gasoline less WTI	8.60	16.43	13.70	15.65
Ultra-low-sulfur diesel less WTI	26.66	23.41	22.82	18.50
North Atlantic:
CBOB gasoline less Brent	0.68	11.31	7.59	12.57
Ultra-low-sulfur diesel less Brent	18.43	17.66	16.29	14.75
U.S. West Coast:
California Reformulated Gasoline Blendstock of Oxygenate Blending (CARBOB) 87 gasoline less ANS	7.05	10.57	13.05	18.12
California Air Resources Board (CARB) diesel less ANS	18.69	18.81	18.13	17.11
CARBOB 87 gasoline less WTI	16.61	16.75	19.45	21.78
CARB diesel less WTI	28.25	24.99	24.53	20.77
New York Harbor corn crush (dollars per gallon)	0.04	0.20	0.15	0.26

See Notes to Earnings Release Tables beginning on Table Page 15.

Table Page 13

VALERO ENERGY CORPORATION
EARNINGS RELEASE TABLES
OTHER FINANCIAL DATA
(millions of dollars, except per share amounts)
(unaudited)

			December 31,
			2018	2017
Balance sheet data
Current assets			$17,675	$19,312
Cash and cash equivalents included in current assets			2,982	5,850
Inventories included in current assets			6,532	6,384
Current liabilities			10,724	11,071
Current portion of debt and capital lease obligations included in current liabilities			238	122
Debt and capital lease obligations, less current portion			8,871	8,750
Total debt and capital lease obligations			9,109	8,872
Valero Energy Corporation stockholders’ equity			21,667	21,991

	Three Months Ended December 31,		Year Ended December 31,
	2018	2017	2018	2017
Net cash provided by operating activities and adjusted net cash provided by operating activities (g)
Net cash provided by operating activities	$1,678	$1,660	$4,371	$5,482
Exclude:
Changes in current assets and current liabilities	(123)	745	(1,297)	1,289
Adjusted net cash provided by operating activities	$1,801	$915	$5,668	$4,193

Dividends per common share	$0.80	$0.70	$3.20	$2.80

See Notes to Earnings Release Tables beginning on Table Page 15.

Table Page 14

VALERO ENERGY CORPORATION
NOTES TO EARNINGS RELEASE TABLES

(a)
Cost of materials and other for the year ended December 31, 2018 includes a benefit of $170 million for the biodiesel blender’s tax credit attributable to volumes blended during 2017. The benefit was recognized in February 2018 because the legislation authorizing the credit was passed and signed into law in that month. The $170 million pre-tax benefit is included in the refining segment and includes $80 million attributable to noncontrolling interest and $90 million attributable to Valero Energy Corporation stockholders.

(b)
General and administrative expenses (excluding depreciation and amortization expense) for the year ended December 31, 2018 includes a charge of $108 million for an environmental reserve adjustment associated with certain non-operating sites.

(c)	Other income, net for the year ended December 31, 2018 includes a $38 million charge from the early redemption of $750 million 9.375 percent senior notes due March 15, 2019.

(d)
On December 22, 2017, the Tax Cut and Jobs Act of 2017 (Tax Reform) was enacted, resulting in the remeasurement of our United States (U.S.) deferred taxes and the recognition of a liability for taxes on the deemed repatriation of our foreign earnings and profits. In addition, Tax Reform lowered the U.S. statutory income tax rate from 35 percent to 21 percent, beginning January 1, 2018. Under U.S. generally accepted accounting principles (GAAP), we are required to recognize the effect of Tax Reform in the period of enactment. As a result, we recognized a $1.9 billion income tax benefit in December 2017, which represented our initial estimate of the impact of Tax Reform in accordance with Staff Accounting Bulletin No. 118 (SAB 118). We finalized our estimates during the three months ended December 31, 2018 and have recorded a benefit of $12 million during the period.

(e)
Income tax expense (benefit) for the three months and year ended December 31, 2018 includes the recognition of a foreign tax credit, resulting from rules proposed in December 2018 by the Internal Revenue Service, which provided guidance on the foreign tax credit limitation under Tax Reform. We estimate that $42 million of the foreign tax credit recognized in the fourth quarter is attributable to the nine months ended September 30, 2018.

(f)
Excluding the income tax benefits discussed in note (d) and note (e), the effective tax rates for the three months ended December 31, 2018 and 2017 were 21 percent and 30 percent, respectively. The decrease in the effective rate is primarily due to the decline in the U.S. statutory income tax rate from 35 percent to 21 percent as a result of Tax Reform (see note (d)).

(g)	We use certain financial measures (as noted below) in the earnings release tables and accompanying earnings release that are not defined under U.S. GAAP and are considered to be non-GAAP measures.

We have defined these non-GAAP measures and believe they are useful to the external users of our financial statements, including industry analysts, investors, lenders, and rating agencies. We believe these measures are useful to assess our ongoing financial performance because, when reconciled to their most comparable U.S. GAAP measures, they provide improved comparability between periods through the exclusion of certain items that we believe are not indicative of our core operating performance and that may obscure our underlying business results and trends. These non-GAAP measures should not be considered as alternatives to their most comparable U.S. GAAP measures nor should they be considered in isolation or as a substitute for an analysis of our results of operations as reported under U.S. GAAP. In addition, these non-GAAP measures may not be comparable to similarly titled measures used by other companies because we may define them differently, which diminishes their utility.

Non-GAAP measures are as follows:

◦
Adjusted net income attributable to Valero Energy Corporation stockholders is defined as net income attributable to Valero Energy Corporation stockholders excluding the items noted below, along with their related income tax effect. We have excluded these items because we believe that they are not indicative of our core operating performance and that their exclusion results in an important measure of our ongoing financial performance to better assess our underlying business results and trends. The basis for our belief with respect to each excluded item is provided below.

–
Blender’s tax credit attributable to Valero Energy Corporation stockholders - The blender’s tax credit is attributable to volumes blended during 2017 and is not related to 2018 activities, as described in note (a).

–
Texas City Refinery fire expenses - The costs incurred to respond to and assess the damage caused by the fire that occurred at the Texas City Refinery on April 19, 2018 are specific to that event and are not ongoing costs incurred in our operations.

Table Page 15

VALERO ENERGY CORPORATION
NOTES TO EARNINGS RELEASE TABLES (Continued)

–
Environmental reserve adjustments - The environmental reserve adjustments are attributable to sites that were shut down by prior owners and subsequently acquired by us (referred to by us as non-operating sites), as described in note (b).

–
Loss on early redemption of debt - The penalty and other expenses incurred in connection with the early redemption of our 9.375 percent senior notes due in March 15, 2019 (see note (c)) are not associated with the ongoing costs of our borrowing and financing activities.

–	Income tax benefit from Tax Reform - Income tax benefit from Tax Reform (see note (d)) is associated with changes in U.S. tax legislation and is not indicative of our core performance.

–
Foreign tax credit - Income tax benefit from foreign tax credit (see note (e)) is attributable to the nine months ended September 30, 2018 and is not indicative of our core performance during the three months ended December 31, 2018.

◦
Adjusted earnings per common share – assuming dilution is defined as adjusted net income attributable to Valero Energy Corporation stockholders divided by the number of weighted-average shares outstanding in the applicable period, assuming dilution.

◦
Refining margin is defined as refining operating income excluding the blender’s tax credit, operating expenses (excluding depreciation and amortization expense), other operating expenses, and depreciation and amortization expense. We believe refining margin is an important measure of our refining segment’s operating and financial performance as it is the most comparable measure to the industry’s market reference product margins, which are used by industry analysts, investors, and others to evaluate our performance.

◦
Ethanol margin is defined as ethanol operating income excluding operating expenses (excluding depreciation and amortization expense) and depreciation and amortization expense. We believe ethanol margin is an important measure of our ethanol segment’s operating and financial performance as it is the most comparable measure to the industry’s market reference product margins, which are used by industry analysts, investors, and others to evaluate our performance.

◦
Adjusted refining operating income is defined as refining segment operating income excluding the blender’s tax credit and other operating expenses. We believe adjusted refining operating income is an important measure of our refining segment’s operating and financial performance because it excludes items that are not indicative of that segment’s core operating performance.

◦
Adjusted VLP operating income is defined as VLP segment operating income excluding other operating expenses. We believe this is an important measure of our VLP segment’s operating and financial performance because it excludes items that are not indicative of that segment’s core operating performance.

◦
Adjusted net cash provided by operating activities is defined as net cash provided by operating activities excluding changes in current assets and current liabilities. We believe adjusted net cash provided by operating activities is an important measure of our ongoing financial performance to better assess our ability to generate cash to fund our investing and financing activities.

(h)
The refining segment regions reflected herein contain the following refineries: U.S. Gulf Coast- Corpus Christi East, Corpus Christi West, Houston, Meraux, Port Arthur, St. Charles, Texas City, and Three Rivers Refineries; U.S. Mid-Continent- Ardmore, McKee, and Memphis Refineries; North Atlantic- Pembroke and Quebec City Refineries; and U.S. West Coast- Benicia and Wilmington Refineries.

(i)	Primarily includes petrochemicals, gas oils, No. 6 fuel oil, petroleum coke, sulfur, and asphalt.

(j)
Valero uses certain operating statistics (as noted below) in the earnings release tables and the accompanying earnings release to evaluate performance between comparable periods. Different companies may calculate them in different ways.

All per barrel of throughput and per gallon of production amounts are calculated by dividing the associated dollar amount by the throughput volumes, production volumes, pipeline transportation throughput volumes, or terminaling throughput volumes for the period, as applicable.

Throughput volumes, production volumes, pipeline transportation throughput volumes, and terminaling throughput volumes are calculated by multiplying throughput volumes per day, production volumes per day, pipeline transportation throughput volumes per day, and terminaling throughput volumes per day (as provided in the accompanying tables), respectively, by the number of days in the applicable period.

Table Page 16